Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-1 of our report dated March 22, 2022, relating to the financial statements of Tiga Acquisition Corp, which is contained in that Registration Statement. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
February 8, 2023